As filed with the Securities and Exchange Commission on February 21, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Jagged Peak Energy Inc.*
(Exact name of registrant as specified in its charter)
Delaware	81-3943703
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1401 Lawrence Street, Suite 1800 Denver, Colorado 80202 (720) 215-3700
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Christopher I. Humber General Counsel & Secretary 1401 Lawrence Street, Suite 1800 Denver, Colorado 80202 (720) 215-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(2)
Guarantees of Debt Securities(3)	(1)	(2)
Common Stock, par value $0.01 per share	(1)	(2)
Preferred Stock, par value $0.01 per share	(1)	(2)
Depositary Shares	(1)	(2)(4)
Warrants	(1)	(2)

(1)
There is being registered hereunder an indeterminate number of Debt Securities, shares of Common Stock, shares of Preferred Stock, Depositary Shares and Warrants as may be sold from time to time. There is also being registered hereunder an indeterminate number of Debt Securities, shares of Common Stock, shares of Preferred Stock, Depositary Shares and Warrants as may be issued upon conversion or exchange of any Debt Securities or Preferred Stock.

(2)
Jagged Peak Energy Inc. is relying upon Rules 456(b) and 457(r) under the Securities Act of 1933 and, accordingly, is deferring payment of all of the registration fee in connection with this registration statement.

(3)
The subsidiary of Jagged Peak Energy Inc. that is named below under “Additional Subsidiary Guarantor Registrant” may unconditionally guarantee the debt securities. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.

(4)	Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

*	ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANT

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.
Jagged Peak Energy LLC	Delaware	90-0955249

PROSPECTUS
Jagged Peak Energy Inc.

Debt Securities Guarantees of Debt Securities Common Stock Preferred Stock Depositary Shares Warrants

From time to time we and certain selling stockholders may offer and sell the following securities:

•	Debt securities, which may be senior or subordinated, and which may be guaranteed by certain of our subsidiaries, including Jagged Peak Energy LLC;

•	Shares of common stock;

•	Shares of preferred stock;

•	Depositary shares; and

•	Warrants.
We and the selling stockholders may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We and the selling stockholders may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we and the selling stockholders will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Our common stock is traded on the New York Stock Exchange under the symbol “JAG.”
Our principal executive offices are located at 1401 Lawrence St., Suite 1800, Denver, Colorado 80202, and our telephone number at that address is (720) 215-3700 .

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 8 of this prospectus for information on certain risks related to the purchase of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 21, 2018.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the selling stockholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Jagged Peak Energy Inc. (“Jagged Peak”) and the debt securities, common stock, preferred stock, depositary shares and warrants that we and the selling stockholders may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

ABOUT JAGGED PEAK ENERGY INC.
Overview
We are an independent oil and natural gas company focused on the acquisition and development of unconventional oil and associated liquids-rich natural gas reserves. Our operations are entirely located in the United States, within the Permian Basin of West Texas. Our primary area of focus is the Southern Delaware Basin, a sub-basin of the Permian Basin and one of the most prolific unconventional resource plays in North America. Our acreage is located on large, contiguous blocks in the adjacent Texas counties of Winkler, Ward, Reeves and Pecos, with significant original oil in place within multiple stacked hydrocarbon-bearing formations.
We have assembled a portfolio of contiguous acreage in the core oil window of the Southern Delaware Basin. This acreage is characterized by a multi-year, oil-weighted inventory of horizontal drilling locations that provide attractive growth and return opportunities. We divide our current areas of operation into three distinct areas: (1) Cochise, (2) Whiskey River and (3) Big Tex.
We seek to maintain operational control of our properties in order to better execute on our strategy of enhancing returns through operational improvements and cost efficiencies. As the operator of substantially all of our acreage, we have the flexibility to manage our development program, which allows us to optimize our field-level returns and profitability.
For additional information about our company, please read the documents listed under “Incorporation of Certain Documents by Reference.”
Organizational Structure
Jagged Peak was formed in September 2016 and, prior to the consummation of the initial public offering of its common stock (the “IPO”), did not have historical financial operating results. For purposes of this prospectus, our predecessor for financial reporting purposes for periods prior to the IPO reflects the results of Jagged Peak Energy LLC (“JPE LLC”), which was formed in 2013 to engage in the acquisition, development, exploration and exploitation of oil and natural gas reserves in the Southern Delaware Basin of the Permian Basin. In connection with the IPO, a corporate reorganization took place whereby JPE LLC became a wholly owned subsidiary of Jagged Peak.
Company Information
We are a Delaware corporation. Our principal executive offices are located at 1401 Lawrence St. Suite 1800 Denver, Colorado 80202 and our telephone number at that address is (720) 215-3700 . Our website address is www.jaggedpeakenergy.com.
As used in this prospectus, references to “Jagged Peak,” “the Company,” “we,” “us” and “our” refer to Jagged Peak Energy Inc. and its subsidiaries after the IPO and, prior to the IPO, to JPE LLC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering other than, in each case, information furnished rather than filed.

•	our Annual Report on Form 10-K and Annual Report on Form 10-K/A for the year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	our Current Reports on Form 8-K filed on January 31, 2017, February 7, 2017, March 15, 2017, April 20, 2017 and August 14, 2017; and

•
the description of our common stock contained in our Form 8-A filed on January 24, 2017, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

These reports contain important information about us, our financial condition and our results of operations.
You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:
Jagged Peak Energy Inc.
1401 Lawrence St. Suite 1800
Denver, Colorado 80202
Phone: (720) 215-3700

AVAILABLE INFORMATION
We file annual, quarterly, current and other reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings are also available to the public from commercial document retrieval services and through the SEC’s website at http://www.sec.gov.
Our common stock is listed and traded on the NYSE under the symbol “JAG.” Our reports and other information filed with the SEC can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.
We also make available free of charge on our website at www.jaggedpeakenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements made in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus includes “forward-looking statements”. All statements, other than statements of historical fact included in or incorporated by reference into this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this report, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading “Risk Factors” and elsewhere in our most recent Annual Reports on Form 10-K and Form 10-K/A, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.
Forward-looking statements include statements about:

•	our business strategy;

•	our reserves;

•	our drilling prospects, inventories, projects and programs;

•	our intention to replace the reserves we produce through drilling and property acquisitions;

•
our financial strategy, liquidity and capital required for our drilling program, including our assessment of the sufficiency of our liquidity to fund our capital program and the amount and allocation of our capital program;

•	our expected pricing and realized oil, natural gas and natural gas liquids (“NGL”) prices;

•	the timing and amount of our future production of oil, natural gas and NGLs;

•	our future drilling plans, including the number of wells anticipated to be spud and the number of drilling rigs and fracturing fleets anticipated to be in operation, and anticipated well economics;

•	government regulations and our ability to obtain permits and governmental approvals;

•	our pending legal or environmental matters;

•	our marketing of oil, natural gas and NGLs;

•	our leasehold or business acquisitions;

•	our costs of developing our properties;

•	our hedging strategy and results;

•	general economic conditions;

•	uncertainty regarding our future operating results; and

•	our plans, objectives, expectations and intentions contained in this prospectus that are not historical.
We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil, natural gas and NGLs. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein.
Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact our strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.
Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS
Our business faces many risks. Any of the risk factors discussed in this prospectus, any prospectus supplement, or our other SEC filings could have a material impact on our business, financial position or results of operations. Additional risks and uncertainty not presently known to us or that we currently believe to be immaterial may also impair our business operations. For a discussion of our potential risks and uncertainties, see the information under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities.

USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

RATIOS OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of consolidated earnings to fixed charges for each of the periods presented:

	Nine Months Ended	Year Ended December 31,
	September 30, 2017	2016	2015	2014
Ratio of earnings (loss) to fixed charges (1)	—	—	—	6.7

(1)
Due to our pre-tax loss for the nine months ended September 30, 2017, and the years ended December 31, 2016 and 2015, the ratio coverage was less than 1:1. We would have needed additional earnings of $363.8 million, $9.9 million and $7.5 million, respectively, to achieve a coverage of 1:1.

These ratios were computed by dividing earnings (loss) by fixed charges. For this purpose, earnings (loss) include income (loss) from continuing operations before income taxes, adjusted for fixed charges and amortization of capitalized interest. Fixed charges include interest expense, capitalized interest and the portion of rental expense deemed to be representative of the interest component of rental expense.
We had no shares of preferred stock outstanding for any period presented. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES
The “Debt Securities” will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the subsidiary guarantors of such Debt Securities (each a “Subsidiary Guarantor”), if applicable, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”
The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.
Our rights and the rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary (other than the Subsidiary Guarantors of such securities, if applicable), upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.
We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you.
General
The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.
The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described in the prospectus supplement applicable to any Subordinated Debt Securities.
If specified in the prospectus supplement respecting a particular series of Debt Securities, one or more Subsidiary Guarantors identified therein will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.
The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:
(1) the title of the Debt Securities;
(2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;
(3) whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;
(4) any limit on the aggregate principal amount of the Debt Securities;
(5) each date on which the principal of the Debt Securities will be payable;

(6) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;
(7) each place where payments on the Debt Securities will be payable;
(8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;
(9) any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;
(10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;
(11) whether the Debt Securities are defeasible;
(12) any addition to or change in the Events of Default;
(13) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;
(14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and
(15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.
Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Original Issue Discount Securities may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Global Securities
Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities (each a “Global Security”) that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below, and any such other matters as may be provided for pursuant to the applicable Indenture.
Governing Law
The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.
The Trustee
We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK
As of January 31, 2018, our authorized capital stock consisted of 1,000,000,000 shares of common stock, $0.01 par value per share, of which 212,930,655 were issued and outstanding; and 50,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding.
The following summary of our capital stock, amended and restated certificate of incorporation and amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws.
Common Stock
Please see our registration statement on Form 8-A (File No. 001-37995) filed on January 24, 2017 (together with any amendments thereto and the other documents incorporated by reference therein), which is incorporated by reference herein, for a description of our common stock.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement with an affiliate of Quantum Energy Partners (“Quantum”) and certain of our other stockholders, including certain current and former members of our management team. The registration rights agreement contains provisions by which we agree to register under the federal securities laws the sale of shares of our common stock by certain selling shareholders or certain of their affiliates. These registration rights are subject to certain conditions and limitations. We are generally obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law
Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We have elected to not be subject to the provisions of Section 203 of the DGCL in our amended and restated certificate of incorporation.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by Quantum, for so long as Quantum and its affiliates collectively beneficially own more than 50% of the outstanding shares of our common stock;

•
provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that our amended and restated bylaws can be amended by the board of directors; and

•	at any time after Quantum and its affiliates no longer collectively beneficially own more than 50% of the outstanding shares of our common stock,

•
provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of common stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting);

•
provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock (prior to such time, our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of a majority of our then outstanding common stock);

•
provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board (prior to such time, a special meeting may also be called at the request of stockholders holding a majority of the outstanding shares entitled to vote); and

•
provide that the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding common stock entitled to vote generally in the election of directors shall be required to remove any or all of the directors from office and such removal may only be for cause (prior to such time, directors may be removed either with or without cause by the affirmative vote of holders of a majority of our outstanding shares entitled to vote, or by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum).

Forum Selection
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.
Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.
Limitation of Liability and Indemnification Matters
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our amended and restated bylaws also provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and executive officers and intend to enter into indemnification agreements with future directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on the NYSE under the symbol “JAG.”

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our common stock, debt securities, preferred stock or any combination of the foregoing securities. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:
(1) the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;
(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);
(3) the United States federal income tax consequences applicable to the warrants;
(4) the amount of the warrants outstanding as of the most recent practicable date; and
(5) any other terms of the warrants.
Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

SELLING STOCKHOLDERS
Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, including the registration rights agreement entered into in connection with our IPO, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of securities beneficially owned by such selling stockholder that are covered by such prospectus supplement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS
The consolidated financial statements of Jagged Peak Energy LLC (Predecessor) and its subsidiaries as of December 31, 2015 and 2016 and for each of the years in the three-year period ended December 31, 2016, and the balance sheet of Jagged Peak Energy Inc. as of December 31, 2016, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Estimates of our reserves and related future net cash flows related to our properties as of December 31, 2016, incorporated by reference herein were based upon a reserve report prepared by independent petroleum engineers, Ryder Scott Company, L.P. We have incorporated these estimates by reference herein in reliance on the authority of such firm as an expert in such matters.

Prospectus

, 2018

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses payable by Jagged Peak Energy Inc., a Delaware corporation (the “Company”), in connection with the offering described in this Registration Statement.

Registration fee	$	*
Printing expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.
Delaware General Corporation Law
Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.
Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability:
for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involve intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.
We also maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit Number	Description of Exhibit
1.1***	Form of Underwriting Agreement
2.1**†
Master Reorganization Agreement, dated January 25, 2017, by and among Jagged Peak Energy LLC, Q-Jagged Peak Energy Investment Partners LLC, Jagged Peak Energy Inc., JPE Merger Sub LLC, JPE Management Holdings LLC and the management members named therein (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on January 31, 2017).

4.1**	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amended Registration Statement on Form S-1/A (File No. 001-37995) filed with the SEC on January 6, 2017).
4.2**
Registration Rights Agreement, dated as of February 1, 2017, by and among Jagged Peak Energy Inc. and the stockholders named therein (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on February 7, 2017).

4.3**
Stockholders’ Agreement, dated as of February 1, 2017, by and among Jagged Peak Energy Inc., Q-Jagged Peak Energy Investment Partners, LLC, JPE Management Holdings LLC, and the individuals party thereto (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on February 7, 2017).

4.4***	Form of Indenture for Senior Debt Securities.
4.5***	Form of Indenture for Subordinated Debt Securities.
4.6***	Form of Senior Debt Securities (included in Exhibit 4.4).
4.7***	Form of Subordinated Debt Securities (included in Exhibit 4.5).
4.8***	Form of Deposit Agreement, including form of Depositary Receipt.
4.9***	Form of Debt Securities Warrant Agreement.
4.10***	Form of Common Stock Warrant Agreement.
4.11***	Form of Preferred Stock Warrant Agreement.
5.1*	Opinion of Vinson & Elkins L.L.P.
12.1*	Statement of Computation of Ratios of Earnings to Fixed Charges.
23.1*	Consent of KPMG LLP.
23.2*	Consent of KPMG LLP.
23.3*	Consent of Ryder Scott Company, LP.
23.4*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 above).
24.1*	Powers of Attorney (included on signature page to this Registration Statement).
25.1***	Form T-1 Statement of Eligibility and Qualification relating to the Senior Indenture.
25.2***	Form T-1 Statement of Eligibility and Qualification relating to the Subordinated Indenture.

Exhibit Number	Description of Exhibit

*	Filed herewith.
**	Incorporated by reference as indicated.
***	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.
†
Schedules and similar attachments to the Master Reorganization Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 21, 2018.

JAGGED PEAK ENERGY INC.

JAGGED PEAK ENERGY LLC
BY JAGGED PEAK ENERGY INC., AS SOLE MEMBER

By:	/s/ Joseph N. Jaggers
Joseph N. Jaggers
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY
Each person whose signature appears below appoints Joseph N. Jaggers, Robert W. Howard, Christopher I. Humber and Ian T. Piper, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph N. Jaggers	Chairman, Chief Executive Officer and President	February 21, 2018
Joseph N. Jaggers	(Principal Executive Officer)

/s/ Robert W. Howard	Executive Vice President, Chief Financial Officer	February 21, 2018
Robert W. Howard	(Principal Financial Officer)

/s/ Shonn D. Stahlecker	Controller	February 21, 2018
Shonn D. Stahlecker

/s/ Charles D. Davidson	Director	February 21, 2018
Charles D. Davidson

Signature	Title	Date
/s/ Roger L. Jarvis	Director	February 21, 2018
Roger L. Jarvis

/s/ James J. Kleckner	Director	February 21, 2018
James J. Kleckner

/s/ Michael C. Linn	Director	February 21, 2018
Michael C. Linn

/s/ John R. Sult	Director	February 21, 2018
John R. Sult

/s/ S. Wil VanLoh, Jr.	Director	February 21, 2018
S. Wil VanLoh, Jr.

/s/ Dheeraj Verma	Director	February 21, 2018
Dheeraj Verma

/s/ Blake A. Webster	Director	February 21, 2018
Blake A. Webster